UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2016

WATERMARK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55251	42-1768077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8160 S. Highland Drive, Salt Lake City, Utah  84093
Address of Principal Executive Office

Copies to:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Watermark Group, Inc. from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company's or Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to the Company's industry, the Company's operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company's management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to "we," "our," "us," the "Company" or "Watermark" refer to Watermark Group, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure in Item 2.01 below is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On October 13, 2016, we entered into an exclusive license agreement (the "License Agreement") with Co-Diagnostics, Inc., a Utah corporation ("Co-Diagnostics" or the "Parent"), which we closed on October 14, 2016, and by the acquisition of rights under the License Agreement ceased to be a "shell company" as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. Item 2.01(f) of Form 8-K states that if a registrant was a shell company immediately before the transaction, as we were immediately before the acquisition of the rights pursuant to the License Agreement, then the registrant must disclose the information that would be required if the registrant were filing, upon consummation of the transaction, a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934 reflecting all classes of the registrant's securities subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
Accordingly, we are providing below the information that would be included in a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934.

Item 1. BUSINESS

The Company

The Company, Watermark Group, Inc., a Nevada corporation headquartered in Salt Lake City, Utah, prior to consummation of the License Agreement, was a development stage company that was a "shell company" as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. On October 13, 2016, the Company entered into the License Agreement with the Parent, which closed on October 14, 2016. On October 12, 2016, the Parent entered into a stock purchase agreement to purchase a controlling interest in the Company in anticipation of entering into the License Agreement, which closed on October 19, 2016.

The Company intends to respond to the 2016 outbreak of the Zika virus by providing state of the art diagnostics tools to the medical community primarily in developing nations where the outbreak is most severe.  Pursuant to the License Agreement, the Company has licensed molecular diagnostics technology from the Parent and plans to market a panel of diagnostics tests developed using the licensed technology. The Company plans to respond to the international crises surrounding the spread of the Zika virus that has become acute in the last six months.  Pursuant to the License Agreement, we have licensed the exclusive rights to make, use, manufacture, sell and license polymerase chain reaction ("PCR") tests using the Parent's patented technology for detecting the Zika virus as well as other mosquito-borne flaviviruses, which include dengue, yellow fever, West Nile virus and Japanese encephalitis, as well as the alphavirus chikungunya.  Pursuant to the License Agreement, we have also licensed the non-exclusive right to sell the Parent's malaria test.  The tests to be distributed by the Company include a multiplex test for all of these flaviviruses plus chikungunya, differentiating among the viruses to rapidly diagnose the specific infection, as all these viruses exhibit similar symptoms, but require different treatments.

The Licensed Technology

The Parent developed and patented a molecular diagnostics platform system that enables rapid, low-cost, sophisticated molecular testing for organisms and genetic diseases by greatly automating historically complex procedures in both the development and administration of tests. One of the Parent's newest technical advances involves a novel approach to PCR primer design (cooperative primers) that eliminates one of the key vexing issues of PCR amplification, the exponential growth of primer-dimer pairs (false positives or false negatives) which adversely interfere with identification of the target DNA. In addition, the Parent's scientists have enhanced the understanding of the mathematics of DNA test design, so as to "engineer" a DNA test and automate algorithms to screen millions of possible designs to find the optimum DNA test design.  The Parent's proprietary platform of Co-Dx™ technologies integrates and streamlines these steps as it analyzes biological samples.  The Company entered into an exclusive license to make, use, sell and licensed PCR tests using Co-Dx™ technology, but only for the Zika virus and certain other flaviviruses and alphaviruses, including dengue, chikungunya, yellow fever, West Nile virus and Japanese encephalitis and on a non-exclusive basis, malaria.  Together these tests are referred to as the "Licensed Tests," and the technology to design, make, use, sell and license the tests is referred to as the "Licensed Technology."

PCR Market Opportunity

The molecular diagnostics market is the fastest growing portion of the $33 billion US in vitro (test tube based, controlled environment) diagnostics market. In vitro diagnostics is expected to grow to a $75 billion industry in 2020. Given the advantages of molecular tests over other forms of diagnostic testing, which include higher sensitivities, the ability to perform multiplex tests and the ability to test for drug resistance or individual genes, this segment of the market remains the fastest growing. The molecular diagnostics market specifically is expected to aggregate $9.3 billion by 2020 from $5.9 billion in 2015, at a growth rate of 9.3% from 2015 to 2020.

Competitive Business Conditions

The molecular diagnostics industry is extremely competitive.  There are many firms that provide some or all of the products we provide and provide many diagnostic tests that we have yet to develop.  Many of these competitors are larger than we are and have significantly greater financial resources.  Because we are not established, many of our competitors have a competitive advantage in the diagnostic testing industry because they also have other lines of business in the diagnostics and pharmaceutical industries from which they derive revenues and for which they are well known and respected in the medical profession.  We will need to overcome the disadvantage of being a start up with no history of success and not being well known in the testing industry.  In the diagnostics testing industry, we compete with such companies as BioMerieux, Siemans, Qiagen and Cepheid and with such pharmaceutical companies as Abbott Laboratories, Becton Dickinson and Johnson and Johnson.
Many of these competitors already have an established customer base with industry standard technology, which we must penetrate to be successful.
Market Strategy

The Company anticipates generating revenue from co-ventures with in-country test manufacturing partners, from sublicensing agreements and from shared-revenue contracts with biotech companies (speed-to-market test development, companion diagnostics) and diagnostics product distributors.  Our market strategy is focused on the following goals:

1) Provide affordable and accurate Zika and other flavivirus/alphavirus PCR tests worldwide

2) Sell to multiple prospective markets in the US Gulf States, in the Caribbean, in Latin America and elsewhere

a) Through molecular diagnostics manufacturers and distributors: labs, private organizations and government agencies addressing healthcare needs in developed and developing nations,
b) To clinical reference labs as an affordable test development alternative in creating their own DNA-based tests internally or outsourcing development to the Company
c) To pharmaceutical companies looking for accurate companion diagnostics as they introduce new vaccines or therapeutics to the market

3) Seek strategic partnerships with medium-to-large-cap biotech companies that can provide broader distribution and a potential merger or acquisition opportunity

Product Offering

•
Current: The Company has an exclusive license to a panel of tests developed on the Parent's proprietary analytical systems, currently addressing the Licensed Tests, which are Zika, dengue, chikungunya, yellow fever, West Nile virus and Japanese encephalitis and on a non-exclusive basis and not included in the testing panel, malaria.

•
Near Future: The Company will continue to enhance its existing tests and as its distribution channels develop, it will seek to license other tests to sell through its distributors. Likewise, the Parent has a vested interest in continuing to iterate and improve the designs of the Licensed Tests and will continue to do so, all subsequent versions of which are licensed under the License Agreement.

Competitive Advantages of Licensed Tests

•	Affordability - Much lower-cost test kits - a fraction of competitors' pricing (50%-90% reductions).
•
Flexibility - The Licensed Tests can run on many vendors' DNA diagnostic testing machines. They are particularly well suited to the new generation of "lab-on-a-chip" and "point-of-care" ("LOC and POC"), highly portable analysis machinery for field, clinic and office applications.

•	Speed - Rapid assay development and time to results.
•	Sophistication - Tests are built on PCR technology, taking advantage of one of the most advanced diagnostic testing platforms.
•	Accuracy - Tests are more accurate than competitors' and can detect more strains of viruses.
•	Exclusivity - The Parent licensor (Co-Diagnostics, Inc.) owns all patents and intellectual property, and we have acquired some exclusive and non-exclusive rights as described above.
•
Broad Footprint - With a dynamic technology that encompasses markets worldwide, the Company can identify the best target markets, not only in highly burdened developing countries but also in developed nations.

•	Growth Industry Category - DNA testing is the fastest-growing segment of in-vitro diagnostic testing.
•
Combination Product Offering – The Licensed Tests are ultra-sensitive and are the perfect match for a new generation of more affordable molecular diagnostic devices now entering the market. Used together, these affordable tests + devices will revolutionize the molecular diagnostics industry in cost, mobility, speed of test results and simplification.

Market for Goods and Services

Severity of the Problem

"On January 22, 2016, the Center for Disease Control ('CDC') activated its Incident Management System and, working through the Emergency Operations Center (EOC), centralized its response to the outbreaks of Zika occurring in the Americas and increased reports of birth defects and Guillain-Barré syndrome in areas affected by Zika. On February 1, 2016, the World Health Organization declared a Public Health Emergency of International Concern (PHEIC) because of clusters of microcephaly and other neurological disorders in some areas affected by Zika. On February 8, 2016, CDC elevated its response efforts to a Level 1 activation, the highest response level at the agency."

Source: http://www.cdc.gov/zika/geo/

"The Zika virus 'is now spreading explosively' in the Americas, the head of the World Health Organization said Thursday, with another official estimating between 3 million to 4 million infections in the region over a 12-month period. The lack of any immunity to Zika and the fact that mosquitoes spreading the virus can be found most 'everywhere in the Americas' -- from Argentina to the southern United States -- explains the speed of its transmission, said Dr. Sylvain Aldighieri, an official with the WHO and Pan American Health Organization.

Aldighieri gave the estimate for Zika infections (including people who do not report clinical symptoms) based on data regarding the spread of a different mosquito-borne virus -- dengue. He acknowledged the virus is circulating with 'very high intensity.'

Some 80% of those infected with the Zika virus don't even feel sick, and most who do have relatively mild symptoms such as a fever, rash, joint pain or pink eye. But there are major worries about the dangers pregnant women and their babies face.

Chan said that, where the virus has arrived, there's been a corresponding 'steep increase in the birth of babies with abnormally small heads and in cases of Guillain-Barre syndrome.' Having small heads can cause severe developmental issues and sometimes death. Guillain-Barre is a rare autoimmune disorder that can lead to life-threatening paralysis.

Health authorities began to suspect a connection between Zika and neurological ailments, especially in fetuses and newborns. Brazil alone has reported more than 4,000 cases of microcephaly -- a neurological disorder resulting in the births of babies with small heads -- in infants born to women infected with Zika while pregnant."

Source: http://www.cnn.com/2016/01/28/health/zika-virus-global-response/

"The more researchers learn about the Zika virus, the scarier it appears, federal health officials said Monday as they urged more money for mosquito control and to develop vaccines and treatments. Scientists increasingly believe the Zika virus sweeping through Latin America and the Caribbean causes devastating defects in fetal brains if women become infected during pregnancy. 'Everything we look at with this virus seems to be a bit scarier than we initially thought,' Dr. Anne Schuchat of the Centers for Disease Control and Prevention said at a White House briefing."

Source: http://.cbsnews.com/news/officials-zika-virus-scarier-than-we-thought/

Zika virus has been identified in 31 countries as of March 2016, including the US southern states. For the most recent recorded year, there were over 8.3 million births in Central and South America, in Cabo Verde in Africa and in affected regions of Polynesia. There were an additional 900,000+ births in the US Gulf States and Hawaii.

Based on current research, it appears that the Zika virus passes through the placenta of some mothers who have an active strain of the virus during the first trimester of their pregnancies. It is estimated that the infection remains active rather than latent for up to 10 days. A pregnant woman ideally should be tested every 10 days during the first trimester, or 9 times. To date, over 4,000 cases of birth defects from Zika have been identified in the Brazilian states Rio de Janeiro and Bahia. Thus the potential market for a highly accurate, affordable PCR diagnostic test could be approximately 9.2 million X 9 tests, or over 80 million tests.

Note: Zika does not always manifest acute symptoms, therefore a broad test initiative will have to be implemented.

The WHO recently announced that the incidence of sexual transmission of the Zika virus is higher than earlier analyses indicated. Thus the market for a Zika screening test may be double the numbers listed above. Zika is a flavivirus, all of which are transmitted by the Aedes aegypti mosquito. They include Zika virus, dengue, yellow fever, West Nile virus and Japanese encephalitis. Chikungunya, an alphavirus, is likewise transmitted by the Aedes aegypti mosquito. Many have similar symptoms. The Company's next product after a Zika screening will be a PCR multiplex test to differentiate among these viruses in the patient. There are over a million cases of dengue in Brazil alone, and its symptoms are very similar to those of Zika.

Compliance with Government Regulation

We will be regulated by the U.S. Federal Drug Administration, and our products must be approved by the FDA before we will be allowed to sell our tests in the United States unless we sell to clinical research labs who are allowed to use our tests under their general umbrella of testing for diseases without applying for FDA approval to service the general public.  Because our Parent's lab is ISO 9001 and ISO 13485 certified, it is well prepared to obtain a self-certified CE-IVD marking for its products, which will allow us to sell our tests in most developed countries in Europe and Asia as well as in most developing nations, which are our initial target markets.  Each country will have its individual registration and regulatory requirements, which will need to be met as well.
Research and Development

We will have no responsibility to perform additional research and development, as our License Agreement with our Parent puts the responsibility to complete the development of all of the Licensed Tests on the Parent.  Further the License Agreement gives us the right to new innovations discovered and developed by our Parent in the course of its development activities, including further development of the Tests using the Parent's unique technology.

Corporate Office

We maintain offices currently at 8160 S. Highland Drive, Salt Lake City, Utah 84093, which includes two offices comprising approximately 1,000 square feet leased on a month to month basis for $750.00 per month.  We are seeking a different location, which may include relocating with or moving adjacent to our Parent's corporate offices in Salt Lake City.

Employees

We currently have five employees, two of which are part-time. All are located at our corporate offices.

Legal Proceedings
We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder, are an adverse party or have a material interest adverse to us.

Item 1A. RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following risks, along with all of the other information included in this report, before deciding to buy our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer.

Risks Related to Our Company

We have a limited commercial history upon which to base our prospects, have not generated revenues or profits and do not expect to generate profits for the foreseeable future. We may never achieve or sustain profitability.

We have not earned any revenue to date and do not expect to earn significant revenue in the near future. We had a net loss of $ 23,636, $50,735, and $37,906, in the three-month period ending July 31, 2016, the twelve-month period ending April 30, 2016 and the twelve-month period ending April 30, 2015, respectively. Our accumulated deficit was $239,831 and $215,745 as of July 31, 2016 and April 30, 2016, respectively. Potential investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of developing new diagnostic tests, establishing or entering new markets, organizing operations and marketing procedures. The likelihood of our success must be considered in light of these risks, expenses, complications and delays, and the competitive environment in which we operate. There is, therefore, nothing at this time upon which to base an assumption that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the start-up nature of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. As discussed in Note 2 to our audited financial statements, our recurring operating losses and our need for additional sources of capital to fund our ongoing operations raise substantial doubt about our ability to continue as a going concern. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.
We will need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to stockholders, restrict our operations or adversely affect our ability to operate our business.
As of April 30, 2016, our cash balance was $1,191 and our working capital deficit was $13,712. At our current rate of expenditures, we estimate that our existing capital resources will fund our operations for twelve months. Accordingly, we will need to raise additional funds through public or private debt or equity financing or through other means in order to sustain our operations and current business strategy. We may be unable to obtain adequate financing on favorable terms, or at all, and any additional financings could result in additional dilution to our then-existing stockholders or restrict our operations or adversely affect our ability to operate our business. If we are unable to obtain needed financing on acceptable terms, we may not be able to implement our business plan, which could have a material adverse effect on our business, financial condition and results of operations. We may not be able to meet our business objectives, our equity value may decrease and investors may lose some or all of their investment. If we raise funds by issuing equity securities, the percentage ownership of     our then stockholders will be reduced. If we raise funds by issuing debt, the ability of our stockholders to receive earnings or distributions may be adversely affected and we may be subject to additional covenants and restrictions.
The best efforts structure of this offering may yield insufficient gross proceeds to execute on our business plan.
The underwriters are offering the Shares on a best-efforts basis. The underwriters are not required to sell any specific number or dollar amount of Shares, but will use their best efforts to sell the Shares offered. As a "best-efforts" offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made to us. The success of this offering will impact our ability to cover expenses and finance operations over the next 12 months. If no Shares are sold in this offering, or if we sell only a minimum number of Shares yielding insufficient gross proceeds, we may be unable to cover our expenses, successfully fund operations, or execute on our business plan. This would result in a material adverse effect on our business, prospects, financial condition, and results of operations.
Our near-term success is dependent upon our ability to commence sales of our tests.
Our success will depend, in part, upon our ability to commence sales of our tests. Attracting new customers requires substantial time and expense. Any failure to initiate sales of our tests to validate our platform would adversely affect our operating results. Many factors could affect the market acceptance and commercial success of our diagnostic tests, including:

•	our ability to convince our potential customers of the advantages and economic value of our tests over competing technologies and diagnostic tests;

•	the breadth of our test menu relative to competitors;

•	changes to policies, procedures or currently accepted best practices in clinical diagnostic testing;

•	the extent and success of our marketing and sales efforts;

•	our ability to manufacture our commercial diagnostic tests and meet demand in a timely fashion.

If we cannot successfully develop, obtain regulatory approvals for and commercialize new diagnostic tests, our financial results will be harmed and our ability to compete will be harmed.
Our financial performance depends in part upon our ability to successfully develop and market new tests in a rapidly changing technological and economic environment. If we fail to successfully introduce new diagnostic tests, we could lose customers and market share. We could also lose market share if our competitors introduce new diagnostic tests or technologies that render our diagnostic tests less competitive or obsolete. In addition, delays in the introduction of new diagnostic tests due to regulatory, developmental or other obstacles could negatively impact our revenue and market share, as well as our earnings. Factors that can influence our ability to introduce new diagnostic tests, the timing associated with new product approvals and commercial success of these diagnostic tests include:

•	the scope of and progress made in our research and development activities;

•	our ability to successfully initiate and complete clinical trial studies;

•	timely expansion of our menu of tests;

•	the results of clinical trials needed to support any regulatory approvals of our tests;

•	our ability to obtain requisite FDA or other regulatory clearances or approvals for our tests under development on a timely basis;

•	demand for the new diagnostic tests we introduce;

•	product offerings from our competitors; and

•	the functionality of new diagnostic tests that address market requirements and customer demands.

We are subject to many laws and governmental regulations and any adverse regulatory action may materially adversely affect our financial condition and business operations.

Our diagnostic tests are subject to regulation by numerous government agencies, including the FDA and comparable foreign agencies. To varying degrees each of these agencies requires us to comply with laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of our diagnostic tests. In the clinical market, our diagnostic tests are regulated by the FDA and comparable agencies of other countries. In particular, FDA regulations govern activities such as product development, product testing, product labeling, product storage, premarket clearance or approval, manufacturing, advertising, promotion, product sales, reporting of certain product failures and distribution. Our diagnostic tests will require 510(k) clearance from the FDA prior to marketing in the United States. Clinical trials are required to support a 510(k) submission.

Since 2009 the FDA has significantly increased its oversight of companies subject to its regulations, including medical device companies, by hiring new investigators and stepping up inspections of manufacturing facilities. The FDA has recently also significantly increased the number of warning letters issued to companies. If the FDA were to conclude that we are not in compliance with applicable laws or regulations, the FDA could refuse to grant pre-market approval applications or require certificates of foreign governments for exports, and/or require us to notify health professionals and others. Any adverse regulatory action, depending on its magnitude, may restrict us from effectively marketing and selling our diagnostic tests.
Foreign governmental regulations have become increasingly stringent and more common, and we may become subject to more rigorous regulation by foreign governmental authorities in the future. Penalties for a company's non-compliance with foreign governmental regulation could be severe, including revocation or suspension of a company's business license and criminal sanctions. Any domestic or foreign governmental law or regulation imposed in the future may have a material adverse effect on us.
Our current and potential customers in the United States and elsewhere may also be subject, directly or indirectly, to applicable anti-kickback, fraud and abuse, false claims, transparency, health information privacy and security and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, administrative burdens and diminished profits and future earnings.
The life sciences industry is highly competitive and subject to rapid technological change. If our competitors and potential competitors develop superior diagnostic tests and technologies, our competitive position and results of operations would suffer.
We face intense competition from a number of companies that offer diagnostic tests in our target markets, many of which have substantially greater financial resources and larger, more established marketing, sales and service organizations than we do. The life sciences industry is characterized by rapid and continuous technological innovation. We may need to develop new technologies for our diagnostic tests to remain competitive. One or more of our current or future competitors could render our present or future diagnostic tests obsolete or uneconomical by technological advances. We may also encounter other problems in the process of delivering new diagnostic tests to the marketplace, such as problems related to design, development or manufacturing of such diagnostic tests, and as a result we may be unsuccessful in selling such diagnostic tests. Our future success depends on our ability to compete effectively against current technologies, as well as to respond effectively to technological advances by developing and marketing diagnostic tests that are competitive in the continually changing technological landscape.
If our diagnostic tests do not perform as expected or the reliability of the technology on which our diagnostic tests are based is questioned, we could experience delayed or reduced market acceptance of our diagnostic tests, increased costs and damage to our reputation.

Our success depends on the market's confidence that we can provide reliable, high-quality diagnostic tests. We believe that customers in our target markets are likely to be particularly sensitive to product defects and errors. Our reputation and the public image of our diagnostic tests or technologies may be impaired if our diagnostic tests fail to perform as expected or our diagnostic tests are perceived as difficult to use. Despite quality control testing, defects or errors could occur in our diagnostic tests or technologies.
In the future if our diagnostic tests experience a material defect or error, this could result in loss or delay of revenues, delayed market acceptance, damaged reputation, diversion of development resources, legal claims, increased insurance costs or increased service and warranty costs, any of which could harm our business. Such defects or errors could also prompt us to amend certain warning labels or narrow the scope of the use of our diagnostic tests, either of which could hinder our success in the market. Even after any underlying concerns or problems are resolved, any widespread concerns regarding our technology or any manufacturing defects or performance errors in our diagnostic tests could result in lost revenue, delayed market acceptance, damaged reputation, increased service and warranty costs and claims against us.
If our international distributor relationships are not successful, our ability to market and sell our diagnostic tests will be harmed and our financial performance will be adversely affected.
Outside of the United States, we depend on relationships with distributors for the marketing and sales of our diagnostic tests in various geographic regions, and we have a limited ability to influence their efforts. Relying on distributors for our sales and marketing could harm our business for various reasons, including:

•	agreements with distributors may terminate prematurely due to disagreements or may result in litigation between the partners;

•	our distributors may not devote sufficient resources to the sale of diagnostic tests;

•	our distributors may be unsuccessful in marketing our diagnostic tests; and

•	we may not be able to negotiate future distributor agreements on acceptable terms.

If we become subject to claims relating to improper handling, storage or disposal of hazardous materials, we could incur significant cost and time to comply.
Our research and development processes involve the controlled storage, use and disposal of hazardous materials, including biological hazardous materials. We are subject to foreign, federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. We may incur significant costs complying with both existing and future environmental laws and regulations. In particular, we are subject to regulation by the Occupational Safety and Health Administration, or OSHA, and the Environmental Protection Agency, or EPA, and to regulation under the Toxic Substances Control Act and the Resource Conservation and Recovery Act in the United States. OSHA or the EPA may adopt additional regulations in the future that may affect our research and development programs. The risk of accidental contamination or injury from hazardous materials cannot be eliminated completely. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our workers' compensation insurance. We may not be able to maintain insurance on acceptable terms, if at all.
Our diagnostic tests have not been manufactured on a high volume scale and are subject to unforeseen scale-up risks.
While we have developed a process to manufacture diagnostic tests, there can be no assurance that we can manufacture our diagnostic tests at a scale that is adequate for our future commercial needs. We may face significant or unforeseen difficulties in manufacturing our diagnostic tests, including but not limited to:

•	technical issues relating to manufacturing components of our diagnostic test cartridges on a high volume commercial scale at reasonable cost, and in a reasonable time frame;

•	difficulty meeting demand or timing requirements for orders due to excessive costs or lack of capacity for part or all of an operation or process;

•	changes in government regulations or in quality or other requirements that lead to additional manufacturing costs or an inability to supply product in a timely manner, if at all; and

•	increases in raw material or component supply cost or an inability to obtain supplies of certain critical supplies needed to complete our manufacturing processes.

These and other difficulties may only become apparent when scaling up to the manufacturing process of our diagnostic tests to a more substantive commercial scale. In the event our diagnostic tests cannot be manufactured in sufficient commercial quantities or manufacturing is delayed, our future prospects could be significantly impacted and our financial prospects would be materially harmed.

We or our suppliers may experience development or manufacturing problems or delays that could limit the growth of our revenue or increase our losses.
We may encounter unforeseen situations in the manufacturing of our diagnostic tests that could result in delays or shortfalls in our production. Our suppliers may also face similar delays or shortfalls. In addition, our or our suppliers' production processes may have to change to accommodate any significant future expansion of our manufacturing capacity, which may increase our or our suppliers' manufacturing costs, delay production of our diagnostic tests, reduce our product gross margin and adversely impact our business. If we are unable to keep up with demand for our diagnostic tests by successfully manufacturing and shipping our diagnostic tests in a timely manner, our revenue could be impaired, market acceptance for our diagnostic tests could be adversely affected and our customers might instead purchase our competitors' diagnostic tests. In addition, developing manufacturing procedures for new diagnostic tests may require developing specific production processes for those diagnostic tests. Developing such processes could be time consuming and any unexpected difficulty in doing so can delay the introduction of a product.
We expect to rely on third parties to conduct studies of our diagnostic tests that will be required by the FDA or other regulatory authorities and those third parties may not perform satisfactorily.
We do not have the ability to independently conduct the field trial studies or other studies that may be required to obtain FDA and other regulatory clearances or approvals for our diagnostic tests. Accordingly, we expect to rely on third parties, such as independent testing laboratories and hospitals, to conduct such studies. Our reliance on these third parties will reduce our control over these activities. These third-party contractors may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. We cannot control whether they devote sufficient time, skill and resources to our studies. Our reliance on third parties that we do not control will not relieve us of any applicable requirement to prepare, and ensure compliance with, various procedures required under good clinical practices. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for additional diagnostic tests.
Product liability claims could adversely impact our financial condition and our earnings and impair our reputation.
Inadequate disclosure of product-related risks or product-related information with respect to our diagnostic tests could result in an unsafe condition, injury to, or death of, a patient. The occurrence of such a problem could result in product liability claims, or safety alert relating to, one or more of our diagnostic tests. Product liability claims, regardless of their ultimate outcome, could have a material adverse effect on our business and reputation and on our ability to attract and retain customers for our diagnostic tests.
Health care policy changes, including U.S. health care reform legislation signed in 2010, may have a material adverse effect on us.
In March 2010 the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act of 2010 were signed into law. Elements of this legislation, such as comparative effectiveness research, an independent payment advisory board, payment system reforms, including shared savings pilots, and other provisions, could meaningfully change the way health care is developed and delivered, and may materially impact numerous aspects of our business.
Consolidation in the health care industry could have an adverse effect on our revenues and results of operations.
Many health care industry companies, including health care systems, are consolidating to create new companies with greater market power. As the health care industry consolidates, competition to provide goods and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for diagnostic tests. If we are forced to reduce our prices because of consolidation in the health care industry, our projected revenues would decrease and our earnings, financial condition, and/or cash flows would suffer.
Our ability to compete depends on our ability to attract and retain talented employees.
Our future success depends on our ability to identify, attract, train, integrate and retain highly qualified technical, development, sales and marketing, managerial and administrative personnel. Competition for highly skilled individuals is extremely intense and we face difficulty identifying and hiring qualified personnel in many areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for hiring experienced employees have greater resources than we have. If we fail to identify, attract, train, integrate and retain highly qualified and motivated personnel, our reputation could suffer and our business, financial condition and results of operations could be adversely affected.
Our future success also depends on the continued service and performance of our senior management team. The replacement of members of our senior management team likely would involve significant time and costs, and the loss of any these individuals may delay or prevent the achievement of our business objectives.
Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition and results of operations.

We are subject to income taxes as well as non-income based taxes, in both the United States and various foreign jurisdictions. Changes in existing tax laws, treaties, regulations or policies or the interpretation or enforcement thereof, or the enactment or adoption of new tax laws, treaties, regulations or policies could materially impact our effective tax rate.
If we do not achieve, sustain or successfully manage our anticipated growth, our business and prospects will be harmed.
If we are unable to obtain or sustain adequate revenue growth, our financial results could suffer. Furthermore, significant growth will place strains on our management and our operational and financial systems and processes and our operating costs may escalate even faster than planned. If we cannot effectively manage our expanding operations and our costs, we may not be able to grow effectively or we may grow at a slower pace. Additionally, if we do not successfully forecast the timing of regulatory authorization for our additional tests, marketing and subsequent demand for our diagnostic tests or manage our anticipated expenses accordingly, our operating results will be harmed.
Other companies or institutions have commercial diagnostic tests or may develop and market novel or improved methods for infectious disease diagnostic testing, which may make our diagnostic platform less competitive or obsolete.

The market for diagnostic testing is large and established, and our competitors may possess significantly greater financial resources and have larger development and commercialization capabilities than we do. We may be unable to compete effectively against these competitors either because their diagnostic platforms are superior or because they may have more expertise, experience, financial resources or stronger business relationships.

New technologies, techniques or diagnostic tests could emerge that might offer better combinations of price and performance than our current or future diagnostic tests.

It is critical to our success that we anticipate changes in technology and customer requirements and to successfully introduce, on a timely and cost-effective basis, new, enhanced and competitive technologies that meet the needs of current and prospective customers. If we do not successfully innovate and introduce new technology into our product lines or manage the transitions to new product offerings, our revenues, results of operations and business will be adversely impacted. Competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We anticipate that we will face increased competition in the future as existing companies and competitors develop new or improved diagnostic tests and as new companies enter the market with new technologies.

We are dependent on single source suppliers for some of the components and materials used in our diagnostic tests, and supply chain interruptions could negatively impact our operations and financial performance.

Our diagnostic tests are manufactured by us and we obtain supplies from a limited number of suppliers. In some cases, critical components required to manufacture our diagnostic tests may only be available from a sole supplier or limited number of suppliers, any of whom would be difficult to replace. The supply of any of our manufacturing materials may be interrupted because of poor vendor performance or other events outside our control, which may require us, among other things, to identify alternate vendors and result in lost sales and increased expenses. Even if the manufacturing materials that we source are available from other parties, the time and effort involved in validating the new supplies and obtaining any necessary regulatory approvals for substitutes could impede our operations.

Risks Related to Our Securities

The price of our common stock may fluctuate substantially.
The market price of our common stock has been and may continue to be subject to wide fluctuation in response to various factors, some of which are beyond our control. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this "Risk Factors" section and elsewhere in this prospectus, are:

•	sales of our common stock by our stockholders, executives, and directors;

•	volatility and limitations in trading volumes of our shares of common stock;

•	fluctuations in our results of operations;

•	our ability to enter new markets;

•	actual or un-anticipated fluctuations in our annual and quarterly financial results;

•
our ability to obtain financings to continue and expand our commercial activities, expand our manufacturing operations, conduct and complete research and development activities including, but not limited to, our human clinical trials, and other business activities;

•
our ability to secure resources and the necessary personnel to continue and expand our commercial activities, develop additional diagnostic tests, conduct clinical trials and gain approval for our additional diagnostic tests on our desired schedule;

•	commencement, enrollment or results of our clinical trials of our diagnostic tests or any future clinical trials we may conduct;

•	changes in the development status of our diagnostic tests;

•	any delays or adverse developments or perceived adverse developments with respect to the FDA's review of our planned clinical trials;

•	any delay in our submission for studies or test approvals or adverse regulatory decisions, including failure to receive regulatory approval for our diagnostic tests;

•	our announcements or our competitors' announcements regarding new tests, enhancements, significant contracts, acquisitions or strategic investments;

•	unanticipated safety concerns related to our diagnostic tests;

•	failures to meet external expectations or management guidance;

•	changes in our capital structure or dividend policy, including as a result of future issuances of securities and sales of large blocks of common stock by our stockholders;

•	our cash position;

•	announcements and events surrounding financing efforts, including debt and equity securities;

•	our inability to enter into new markets or develop new diagnostic tests;

•	reputational issues;

•	competition from existing technologies and diagnostic tests or new technologies and diagnostic tests that may emerge;

•	announcements of acquisitions, partnerships, collaborations, joint ventures, new diagnostic tests, capital commitments, or other events by us or our competitors;

•	changes in general economic, political and market conditions in any of the regions in which we conduct our business;

•	changes in industry conditions or perceptions;

•	changes in valuations of similar companies or groups of companies;

•	analyst research reports, recommendations and changes in recommendations, price targets and withdrawals of coverage;

•	departures and additions of key personnel;

•	disputes and litigations related to intellectual properties, proprietary rights and contractual obligations;

•	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;

•	release or expiry of lockup or other transfer restrictions on our outstanding common shares;

•	announcements or actions taken by our principal stockholders; and

•	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.
We expect that significant additional capital will be needed in the future to continue our planned operations, including expanding research and development, funding clinical trials, purchasing of capital equipment, hiring new personnel, commercializing our diagnostic tests, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.
Future sales of our common stock in the public market may cause our stock price to decline and impair our ability to raise future capital through the sale of our equity securities.
There are a substantial number of shares of our common stock held by stockholders who owned shares of our capital stock prior to our initial public offering that may be able to sell in the public market. Sales by such stockholders of a substantial number of shares could significantly reduce the market price of our common stock.

We plan to register all shares of our common stock that we may issue pursuant to a long term incentive plan for employees. Shares issued by us upon exercise of options granted under such an equity plan will be eligible for sale in the public market. If any of these holders cause a large number of securities to be sold in the public market, the sales could reduce the trading price of our common stock. These sales also could impede our ability to raise capital in the future.
"Penny stock" rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.
If at any time in the future our shares of common stock are not listed for trading by NASDAQ and begin to trade on an over-the-counter market such as the Over-the-Counter Bulletin Board or any quotation system maintained by OTC Markets, Inc., trading in our securities will be subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.
If we do not qualify for an exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•
a determination that our shares of common stock are "penny stock" which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	a limited amount of news and analyst coverage for our company; and

•	decreased ability to issue additional securities or obtain additional financing in the future.

Therefore, it may be difficult for our stockholders to sell any shares if they desire or need to sell them.
Financial reporting obligations of being a public company in the United States are expensive and time consuming, and may place significant demands on our management and other personnel.
The additional obligations of being a public company in the United States require significant expenditures and may place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of The NASDAQ Capital Market. Our management and other personnel devote a substantial amount of time to ensure that we comply with all of these requirements. Moreover, despite recent reforms made possible by the JOBS Act (certain provisions of which we are taking advantage of), the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an "emerging growth company." Any changes that we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.
We are an "emerging growth company" and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.
We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iii) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.
We have elected to use the extended transition periods for complying with new or revised accounting standards.
We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transaction period provided in Section 7(a)(2)(B). As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.
We may be at risk of securities class action litigation.
We may be at risk of securities class action litigation. In the past, life science companies have experienced significant stock price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management's attention and resources, which could harm our business and results in a decline in the market price of our common stock.

Our management is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a newly formed entity. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the Securities and Exchange Commission, and NASDAQ, have imposed various new requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time consuming and costly. We expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage.

Item 2. FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read together with our financial statements and related notes that are included elsewhere in this current report. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the caption "Risk Factors" or in other parts of this current report.  See "Cautionary Note Regarding Forward-Looking Statements."

Critical Accounting Policies
Management Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.
Cash and Cash Equivalents
We consider all cash on hand and in banks, and highly liquid investments with maturities of three months or less, to be cash equivalents. At April 30, 2016 and 2015, we had minimal bank balances. We have not experienced any losses in such accounts, and believe we are not exposed to any significant credit risk on cash and cash equivalents.
Current financial market conditions have had the effect of restricting liquidity of cash management investments and have increased the risk of even the most liquid investments and the viability of some financial institutions.  We do not believe, however, that these conditions will materially affect our business or our ability to meet our obligations or pursue our business plans.
Accounts Receivable
Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.
A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. After the receivable becomes past due, it is on non-accrual status and accrual of interest is suspended.
Property and Equipment
Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the property, generally from three to five years.  Repairs and maintenance costs are expensed as incurred except when such repairs significantly add to the useful life or productive capacity of the asset, in which case the repairs are capitalized.
Patents and Intangibles
We have no patents and trademarks, although we have licensed rights to our Parent's intellectual property as described herein.
Long-Lived Assets
We review our long-lived assets, including patents, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future un-discounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, then the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.  Fair value is determined by using cash flow analyses and other market valuations.
Stock-based Compensation
Stock-based compensation cost is estimated at the grant date, based on the estimated fair value of the awards, and recognized as expense ratably over the requisite service period of the award for awards expected to vest.
Income Taxes
We account for income taxes in accordance with the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

Revenue Recognition
We recognize revenue when evidence exists that there is an arrangement between us and our customers, delivery of products sold or service has occurred, the selling price to our customers is fixed and determinable with required documentation, and collectability is reasonably assured. We recognize as deferred revenue, payments made in advance by customers for products not yet provided.
In instances where we have entered into license agreements with a third parties to use our technology within their product offering, we recognize any base or prepaid revenues over the term of the agreement and any per occurrence or periodic usage revenues in the period they are earned.

Research and Development
Research and development costs are expensed when incurred.  We have incurred no research and development costs.
Concentration of Credit Risk
Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of trade accounts receivable. In the normal course of business, we provide credit terms to our customers. Accordingly we will, when we have receivables, perform ongoing credit evaluations of our customers and maintain allowances for possible losses.
Weighted Average Shares
Basic earnings per common share is computed by dividing net income or loss applicable to common shareholders by the weighted average number of shares outstanding during each period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year, plus the dilutive common stock equivalents that would rise from the exercise of stock options, warrants and restricted stock units outstanding during the period, using the treasury stock method and the average market price per share during the period, plus the effect of assuming conversion of the convertible debt. The computation of diluted earnings per share does not assume conversion or exercise of securities that would have an anti-dilutive effect on earnings.

Advertising Expenses
We follow the policy of charging the costs of advertising to expense as incurred.  No advertising expenses were incurred for the years ended April 30, 2016 and 2015.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.
Executive Overview
On October 13, 2016, we entered into the License Agreement with our Parent, Co-Diagnostics, and commenced operations designed to commercialize the Licensed Tests beginning with the PCR test for the Zika virus.  The Licensed Technology is encompassed in three issued patents and two pending patent applications described in the License Agreement.  Those patents and applications are entitled "Rapid Oligo Probes", "Detection Primers for Nucleic Acid Extension or Amplification Reactions", "Nucleic Acid Hotstart Technology", "Primers for Nucleic Acid Extension or Amplification Reactions" and "Cooperative Primers, Probes and Applications thereof."   The Licensed Tests are "open architecture" tests that can be performed on most of the thermocycler molecular diagnostic testing machines available in the marketplace.  The costs of goods and delivery to the public will be much less than tests currently available since the Licensed Technology is not based on any other patented technology requiring licensing royalties to be able to design and employ tests.
In February 2016, in response to the publicity surrounding the Zika virus both in the United States and South and Central America, our Parent commenced development of a PCR based Zika test.  The development of the Zika test was completed within a one-month period and was tested in our Parent's lab on synthetic Zika virus where it showed the desired accuracy and specificity required to proceed with further validation studies preliminary to offering the Zika test for commercial sale and distribution.  In April 2016 our Parent completed a study at Utah State University wherein our Zika test was used in experimentation with live Zika virus.  The blind study of twelve different samples resulted in 100% detection of the live Zika virus samples and almost as importantly amplification did not occur with samples containing dengue and yellow fever indicating that our test could differentiate between other flaviviruses, which will be an important selling point in diagnosis of diseases with similar symptoms and application of correct treatments.
The License Agreement grants to us the exclusive rights to make, use, sell, license and otherwise commercialize the PCR tests for Zika virus, dengue, yellow fever, West Nile virus, Japanese encephalitis, and chikungunya.   It also grants to us a non-exclusive right to sell our Parent's test for malaria.  The License Agreement requires that we pay an initial license fee of $500,000 upon execution of the license, which has been paid, and that we pay a royalty of 10% of the gross margin of the sales of the Licensed Tests.  The License Agreement obligates our Parent to use up to $200,000 of the initial license fee for its lab and personnel to continue development of the Licensed Tests and covenants that we will have developed and lab verified tests for each of the pathogens covered by the License Agreement ready for in-field verification preliminary to sales and distribution of the Licensed Tests within 180 days of the payment of the initial license fee.

Our Parent's lab is ISO certified (ISO 13485 and 9001), which will facilitate the Parent in obtaining CE-IVD marking as an initial qualification for sales and distribution of the Licensed Tests throughout most of the world, with the exception of the United States.  Our Parent is in the process of assembling the files and documentation necessary for obtaining the CE marking for Zika, dengue and malaria according to the self-certifying process available by the European Commission. Upon receipt of the CE marking, we will be able to commence sales of our Licensed Tests in countries accepting the CE marking (not in the United States) without further cumbersome governmental approvals.  We have engaged the services of a sales representative who has commenced activities directed to presentation to government officials in Latin American countries.
Finally, the License Agreement provides that we will purchase the Licensed Tests from our Parent and that the purchase price of the Licensed Tests can be no more than 20% greater than the manufacturing costs of the Licensed Tests.
Effective October 11, 2016, we entered into a subscription agreement with an accredited investor for the sale of 5,888,888 shares of our common stock at a purchase price of $.18 per share or $1,060,000.  The proceeds from the sale of our stock have allowed us to commence our business plan by paying the initial license fee and providing funds to commence marketing efforts.
Results of Operations for the Years Ended April 30, 2016 and April 30, 2015
Net Sales
We had no sales of products in 2015 or 2016.
Cost of Sales
We had no sales of products in 2015 or 2016.
Operating Expenses
For the fiscal year ended April 30, 2016, total operating expenses were $43,906, which included professional fees in the amount of $20,857, general and administrative expenses of $20,049 and rent in the amount of $3,000.  For the fiscal year ended April 30, 2015, total operating expenses were $33,269, which included rent in the amount of $3,000, professional fees in the amount of $23,886 and general and administrative expenses of $6,383.
Interest Expense
We recorded no interest expense.
Net Loss
We had net loss of $50,735 for the year ended April 30, 2016 compared to a net loss of $37,906 for the year ended April 30, 2015.
Liquidity and Capital Resources
As of April 30, 2016, we had a cash balance of $1,191.  Following the funding of $1,066,000 received in October 2016 pursuant to the subscription agreement referenced above, we were able to pay the required license fee and to commence operations for the sale and marketing of our Licensed Tests.  Based on our currently stated budgets the cash available for operations should be able to sustain us for six months to a year depending our level of activity.  It is our intention to seek additional investment capital during the next twelve months and to commence sales of our Licensed Tests to defray our costs and expenses of sales and marketing and continuing operations, but there can be no assurance that additional capital will be available to us or available on terms favorable to us.  There can be no assurance that we will be able to commence sales and distribution of our Licensed Tests or that the Licensed Tests will be accepted in the medical and testing community.  If adequate funds are not available on acceptable terms, we may be unable to fund and develop our business as currently planned.

Item 3. PROPERTIES

Principal Executive Office

We maintain offices currently at 8160 S. Highland Drive, Salt Lake City, Utah 84093, which includes two offices comprising approximately 1,000 square feet leased on a month-to-month basis for $750 per month.  We are seeking a different location, which may include relocating with or adjacent to our Parent's corporate offices which are located in Salt Lake City, Utah.

Item 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 19, 2016, with respect to the beneficial ownership of our outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (1)
Co-Diagnostics, Inc.	19,800,000	65%
Robert Salna	5,888,888	19%
All officers and directors as a group	5,888,888	19%

(1) Applicable percentage ownership is based on shares of common stock outstanding as of October 19, 2016. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Applicable percentage ownership is based on 30,666,388 shares of common stock issued and outstanding as of October 19, 2016, together with securities exercisable or convertible into shares of common stock within 60 days of October 19, 2016 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 19, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Item 5. DIRECTORS AND EXECUTIVE OFFICERS
Identification of Executive Officers and Directors

Our Articles of Incorporation state that our Board of Directors shall consist of a number of directors designated by our By-Laws, but never be less than one director.  Our By-Laws allow us to have from 1 to nine directors, and at the current time we have four directors.

The name of the officers and directors of the Company as of October 18, 2016, as well as certain information about them, are set forth below:

Name	Age	Position
Dwight H. Egan	63	Director, CEO & President
Reed L. Benson	70	Director & CFO
Robert Salna	60	Director
Ted Murphy	52	Director

Background of Executive Officers and Directors

On October 14, 2016, Dwight H. Egan was appointed as a member of the Company's Board of Directors and as President and CEO. Mr. Egan does not have any understandings or relationships with third parties pursuant to which he was appointed to the Board.  Mr. Egan became acquainted with us through his position with Co-Diagnostics, Inc. and in that capacity had a prior relationship with us incident to the license of certain technology by us.

Dwight H. Egan has been President and CEO and director of Co-Diagnostics, Inc. since April 2013.  Co-Diagnostics, Inc. is a privately-held molecular diagnostics company headquartered in Salt Lake City, Utah.  Mr. Egan has been engaged in private investment business from February 1999 to the present.  He was a senior executive at Data Broadcasting Corporation, a leading provider of wireless, real-time financial market data, news and sophisticated fixed-income portfolio analytics to 27,000 individual and professional investors from 1995 to 1999. He co-founded and served as CEO and Chairman of the Board of Broadcast International, Inc. from 1984 to 1995, when Data Broadcasting Corporation acquired Broadcast International and created CBS MarketWatch, a leading financial news site and participated in its initial public offering.  Mr. Egan's prior experience in directing a public company and working with capital markets gives him valuable experience in advising the board on matters of finance and operations.

On October 14, 2016, Reed L Benson was appointed as a member of the Company's Board of Directors. Mr. Benson does not have any understandings or relationships with third parties pursuant to which he was appointed to the Board.  Mr. Benson became acquainted with us through his position with Co-Diagnostics, Inc. and in that capacity had a prior relationship with us incident to the license of certain technology by us.

Reed L Benson has been Chief Financial Officer, Secretary and director of Co-Diagnostics, Inc. from November 2014 to the present.  Since September, 2008 to the present, in addition to the private practice of law, he is a founder and partner of Legends Capital Group, LLC, a privately-held venture capital group that identifies investment opportunities in natural resources, bio tech and technology fields.  From October 3, 2015 to August 31, 2106 he served on the Board of Directors of Inception Mining, Inc., a publically traded mining Company. From October 2004 to September 2008, he was employed as Chief Financial Officer, Secretary, and General Counsel and member of Board of Directors of Broadcast International, Inc., a publicly-traded communications services company.  From 2001 to October 2004, he was in the private practice of law, focused on tax and business related matters. From July 1995 to January 2001, he was secretary and general counsel for Data Broadcasting Corporation, a provider of market information to individual investors.   Mr. Benson received J.D. degree from the University of Utah School of Law in 1976 and a Bachelor of Science Degree in Accounting from the University of Utah in 1971.  Mr. Benson became a Certified Public Accountant in 1974.  Mr. Benson's experience in finance, accounting and business consulting and prior public company directorship, provide Mr. Benson with expertise enabling critical input to our Board decision-making process.

On October 14, 2016, Mr. Robert Salna was appointed as a member of the Company's Board of Directors. Mr. Salna does not have any understandings or relationships with third parties pursuant to which he was appointed to the Board. Mr. Salna became acquainted with us as we sought additional capital investment to fund our business plan and he is now one of our major shareholders.

Robert P. Salna has been President & CEO of a privately held oil production company since 1999 and has been an officer and director of four publicly traded companies since 1988. Mr. Salna received a B.Sc. from the University of Toronto in 1979 and became a licensed Land Surveyor in 1981. He has also been the owner of a land survey business since 1988.  Mr. Salna previously served as a director of Mahdia Gold Corp. until February 3, 2012, when he resigned.

Ted Murphy has been an officer and director of various private and public corporations since 1986, primarily those involved in real estate and natural resources development. Mr. Murphy as CEO was appointed to our Board of Directors on August   , 2016.   Prior to that Mr. Murphy was a key member of a small goal-oriented team that brought several small public companies from bare shell stage to advanced exploration stage in such fast developing areas as Voisey's Bay, Labrador and Kalimantan, Indonesia, and a petroleum exploration company from exploration drilling to building an 18 mile pipeline to put a natural gas field on production in Colorado and Wyoming. In 2011 Mr. Murphy was actively involved in the negotiation and purchase of 11,000 acres of patented mining claims in the area around Nome, Alaska.
Employment Agreements

We have no employment agreements with any of our employees.

Family Relationships

There are no family relationships among our officers, directors or affiliates of the Company.

Involvement in Certain Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company's property is not the subject of any pending legal proceedings.

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

 been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

 had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

 been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

 or  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, during the year ended April 30, 2016, our directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements.
Item 6. EXECUTIVE COMPENSATION

Summary Compensation Table

SUMMARY COMPENSATION TABLE

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Dwight H. Egan	2015	0	0	0	0	0	0	0	0
CEO	2016	0	0	0	0	0	0	0	0

Reed L Benson	2015	0	0	0	0	0	0	0	0
CFO	2016	0	0	0	0	0	0	0	0

None of our named executive officers received any compensation from us during the fiscal years ended April 30, 2015 and 2016.

Agreements

We have no employment agreements with any of our named executive officers.

Option Grants

We have granted no options since our formation.

Compensation of Directors

Our Directors have received no compensation since formation of the Company.

Pension, Retirement or Similar Benefit Plans

We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar plans or benefits.

Item 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

On October 13, 2016, we entered into an Exclusive License Agreement with Co-Diagnostics, Inc., our parent and controlling shareholder.  The Exclusive License requires that we pay an initial license fee to Co-Diagnostics of $500,000 and 10% of the gross margin on sales derived from the Licensed Tests or other sources of revenue related to the Licensed Technology.

Robert Salna, one of our current directors, entered into a subscription agreement with us to purchase 5,888,888 shares of our common stock for a purchase price of $1,060,000 on October 13, 2016, before he became a director.

Family Relationships

There are no family relationships among our officers, directors or affiliates of the Company.

Director Independence

Three of our directors are employees or affiliate shareholders of the Company.  In addition, Messers Egan and Benson are also employees and directors of Co-Diagnostics, Inc., our Parent corporation.

Board Committees

To date no board committees have been formed.

Item 8. LEGAL PROCEEDINGS

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Item 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted for trading by OTC Markets Group under the symbol "WNSS."  However, there is no and has been no active trading market of our securities.

Holders of our Common Stock

As of October 19, 2016, there were 30,666,388 shares of common stock issued and outstanding, which were held by 54 stockholders of record.

Dividends

We have not declared or paid dividends on our common stock since our formation and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.  There are no contractual restrictions on our ability to declare or pay dividends.

On October 6, 2016, we declared a 5.5:1 stock dividend to shareholders of record as of October 6, 2016.

Equity Compensation Plans

We do not have any equity compensation plans.

Item 10. RECENT SALES OF UNREGISTERED SECURITIES
Effective October 11, 2016, we entered into a subscription agreement with a director, Robert Salna, an accredited investor, for the sale of 5,888,888 shares of our common stock at a purchase price of $0.18 per share, or $1,060,000. These securities were issued pursuant to exemptions from registration requirements relying on Section 4(a)(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933 as the investor was accredited, there was no general solicitation, and the transaction did not involve a public offering.
Item 11. DESCRIPTION OF SECURITIES

DESCRIPTION OF OUR CAPITAL STOCK
Our authorized capital stock presently consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share.  As of September 20, 2016, we had 4,505,000 shares of common stock outstanding, and no shares of preferred stock outstanding or designated.  The following is a summary of the terms of our capital stock.
Common Stock
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of common stock are entitled to receive ratably any dividends, as may be declared by the board of directors out of funds legally available therefor, subject to the rights of the holders of preferred stock.  Upon the liquidation, dissolution or winding up of our company, the holders of common stock, subject to the rights of the holders of preferred stock, are entitled to receive ratably our net assets available after the payment of our debts and other liabilities.  Holders of common stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock
Our board of directors has the authority, without further action by the shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, option, or special rights and the qualifications, limitations, or restrictions of those series, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock.  The board of directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock.  Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.  The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:
Chapter 78 of the Nevada Revised Statutes (the "NRS").  Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:
"Except as otherwise provided in NRS 35.230, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:
(a)	His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and
(b)	His breach of those duties involved intentional misconduct, fraud or a knowing violation of law."
Section 78.5702 of the NRS provides as follows:
1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or
(b)
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	Is not liable pursuant to NRS 78.138; or
(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.
We intend to maintain a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of Watermark Group for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of Watermark Group.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, but we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company's financial statements in its Annual Report on Form 10-K filed on July 21, 2016, and its Quarterly Report on Form 10-Q filed on September 21, 2016, are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Effective October 11, 2016, we entered into a subscription agreement with Robert Salna, an accredited investor who is now a director, for the sale of 5,888,888 shares of our common stock at a purchase price of $0.18 per share, or $1,060,000. These securities were issued pursuant to exemptions from registration requirements relying on Section 4(a)(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933 as the investor was accredited, there was no general solicitation, and the transaction did not involve a public offering.

Item 5.01 Changes in Control of Registrant.

On October 12, 2016, Co-Diagnostics, in anticipation of the execution of the license agreement described in Item 2.01 herein, entered into a Stock Purchase Agreement to purchase 19,800,000 shares of the Company's common stock (the "Shares") from Ted Murphy, the Company's Chief Executive Officer and sole director, for $55,000. On October 19, 2016, Co- Diagnostics closed the purchase by paying the purchase price from its own funds to Mr. Murphy. As there were 30,666,388 shares of Company common stock outstanding on October 19, 2016, the transfer of the Shares to Co-Diagnostics constitutes a change of control as Co-Diagnostics now beneficially owns approximately 64.6% of the voting securities of the Company.

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

The disclosure in Item 2.01 above is incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

As a result of the consummation of the license agreement described in Item 2.01 herein (which disclosure in Item 2.01 is incorporated by reference herein), we are no longer a "shell company" as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.  We have a specific business plan that we are pursuing as aggressively as possible within the limits of our resources.  The Company is now in the business of developing, selling and distributing the Licensed Tests throughout the world.

Item 9.01 Financial Statements and Exhibits.

Number	Description

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on February 3, 2011)

3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on February 3, 2011)

3.3	Articles of Merger (incorporated by reference to our Current Report on Form 8-K filed on August 28, 2015)

10.1	Exclusive License Agreement, dated October 13, 2016, between the Company and Co-Diagnostics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERMARK GROUP, INC.

Date: November 30, 2016	By:	/s/ Dwight H. Egan
	Name:	Dwight H. Egan
	Title:	President and CEO